UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

As previously reported on the Current Report on Form 8-K of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on June 15, 2016, the Company was notified by The NASDAQ Stock Market LLC (“NASDAQ”) that trading in the Company’s common stock (“Common Stock”) on The Nasdaq Capital Market was suspended effective with the open of business on June 17, 2016, due to the Company’s continued non-compliance with the continued listing requirement as set forth in NASDAQ Rule 5550(b)(2) based on the market value of the Company’s listed securities as of June 14, 2016. On June 21, 2016 in connection with the Merger Agreement (as defined below) and the consummation of the transactions contemplated therein, the Company notified NASDAQ of the consummation of the Merger (as defined below) and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (the “SEC”) on Form 25 to delist and deregister its Common Stock if it had not yet done so. Trading of its Common Stock on NASDAQ was suspended prior to market open on June 17, 2016.

On June 21, 2016, the Company notified the Financial Industry Regulatory Authority of the consummation of the Merger and requested that the Common Stock no longer be quoted or traded on the OTC Market’s Pink market tier.

The Company intends to file with the SEC, on Form 15, a certification and notice of termination of the registration of such its Common Stock under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and suspension of its obligations to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As previously disclosed, on May 9, 2016, the Company, Grupo Ferrer Internacional, S.A., a Spanish sociedad anonima (“Parent”), and Ferrer Pharma Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on May 10, 2016, which is incorporated herein by reference. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a cash tender offer to acquire all of the outstanding shares of Common Stock (the “Shares”) (excluding any Shares owned, directly or indirectly, by Parent or the Purchaser) (the “Offer”) for a purchase price of $0.90 per share, net to the holders thereof in cash, subject to reduction for any applicable withholding taxes in respect thereof, without interest (the “Cash Consideration”) plus one contractual contingent value right per share of Common Stock (each, a “CVR”), which shall represent the right to receive a pro-rata share of up to four payment categories in an aggregate (i.e., to all CVR holders assuming all four payments are made) maximum amount of $32.8 million (after deduction of an estimated $2.2 million payment to the Company’s financial advisor, Guggenheim Securities, LLC for fees and expenses for services in connection with the Offer (as defined below) and the subsequent Merger, and subject to certain further adjustment) if certain licensing payments and revenue milestones are achieved and subject to the terms and conditions of the contingent value rights agreement entered into by Parent and the rights agent thereunder on June 17, 2016, net to the holder thereof in cash, subject to reduction for any applicable withholding taxes in respect thereof, without interest (together with the Cash Consideration, the “Offer Price”), upon the terms and conditions set forth in the offer to purchase dated May 23, 2016, as amended by Amendment No. 1 to the Schedule TO filed by Purchaser on June 3, 2016, and in the related Letter of Transmittal.

The Offer expired at 12:00 midnight, New York City time, at the end of Monday, June 20, 2016 (the “Expiration Time”). Parent and Purchaser were advised by Computershare Trust Company, N.A., the depositary and exchange agent for the Offer (the “Depositary”), that, as of the expiration of the Offer, a total of 9,031,157 Shares had been validly tendered into and not withdrawn pursuant to the Offer, representing approximately 41.4% of the outstanding Shares as of the Expiration Time. Additionally, the Depositary advised Parent and the Purchaser that an additional 253,941 Shares had been tendered by notice of guaranteed delivery, representing approximately 1.2% of the outstanding Shares at such time. The aggregate number of Shares validly tendered and not properly withdrawn pursuant to the Offer, taken together with Shares owned by Parent and Purchaser, satisfies the condition to the

Offer that the number of validly tendered shares represents a majority of all outstanding Shares. All conditions to the Offer having been satisfied (or waived), Purchaser has accepted for payment, and is required to promptly pay for, all Shares validly tendered pursuant to the Offer and not properly withdrawn. Payment for such Shares has been made to the Depositary, which will transmit payments to tendering stockholders in accordance with the terms of the Offer.

On June 21, 2016, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned indirect subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than Shares owned by Parent, the Company or Purchaser or any of their direct or indirect wholly owned subsidiaries and Shares with respect to which appraisal rights were properly exercised in accordance with the DGCL) was cancelled and automatically converted into the right to receive the Offer Price for each Share. At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company (other than their right to receive the Offer Price).

Approximately $17.5 million was required to purchase all of the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer, and to acquire all of the remaining issued and outstanding Shares pursuant to the Merger (not including any Shares owned by Parent, Purchaser or their affiliates at the Expiration Time.) Approximately $2.7 million will be required to make the payments with respect to the Company’s outstanding warrants as provided under the Merger Agreement. The foregoing payments were or will be funded, as applicable, by Parent using cash on hand. In addition, a maximum amount of approximately $32.8 million may become payable in the future with respect to CVRs issued pursuant to the Offer and the Merger.

At the Effective Time (i) each warrant originally issued by the Company on October 5, 2009 or February 23, 2012 was cancelled and converted into a right to receive a lump-sum cash payment equal to (x) the total number of Shares issuable to such holder upon the exercise of the applicable warrant, multiplied by (y) the value of such warrant to purchase one Share, calculated in accordance with Appendix B of each such warrant; and (ii) each warrant originally issued by the Company on March 8, 2014 (the “2014 Warrants”), was cancelled and converted into a right to receive (x) a lump-sum cash payment equal to (1) the total number of Shares issuable to the holder of such 2014 Warrant upon the exercise of the applicable 2014 Warrant, multiplied by (2) the excess of (A) the Cash Consideration over (B) the per-share exercise price for such warrant and (y) one CVR for each Share underlying such warrant.

Immediately prior to the Expiration Time, each then outstanding, but unexercised, stock option of the Company (the “Company Options”) was cancelled without consideration. In furtherance of the foregoing, on June 3, 2016, the Company accelerated the vesting and exercisability of all of the Company Options so that each holder of a Company Option would have the opportunity to exercise any such Company Option prior to the Expiration Time.

On June 14, 2016, each then outstanding restricted stock unit of the Company that was not then fully vested, was accelerated to be fully vested as of June 14, 2016. At the Effective Time, these outstanding restricted stock units were cancelled in exchange for the right to receive the Offer Price for each Share underlying such restricted stock units.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on May 10, 2016, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, Thomas B. King, J. Kevin Buchi, Deepika Pakianathan, J. Leighton Read, Gordon Ringold, Isaac Stein, and Joseph L. Turner resigned as members of the Company’s Board of Directors and effective as of the Effective Time, Sergio Ferrer-Salat Serra di Migni, Jorge Ramentol Massana and Juan Fanés Trillo, the directors of Purchaser immediately prior to the Effective Time, became the directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, became the certificate of incorporation of the surviving corporation, and the bylaws of Purchaser, as in effect immediately prior to the Effective Time, became the bylaws of the surviving corporation, except that all references to Purchaser therein were replaced by references to Alexza Pharmaceuticals, Inc. Copies of the certificate of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events

On June 21, 2016, the Company and Parent issued a joint press release announcing the expiration and results of the Offer. Such press release is included as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among the Company, Grupo Ferrer Internacional, S.A. and Ferrer Pharma Inc. dated as of May 9, 2016 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on May 10, 2016).

3.1	Restated Certificate of Incorporation of Alexza Pharmaceuticals, Inc. and Certificates of Amendment thereto (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 to the Registration Statement on Form S-3 filed by the Company on June 26, 2012).

3.2	Amended and Restated Bylaws of Alexza Pharmaceuticals, Inc.

99.1	Joint Press Release of Grupo Ferrer Internacional, S.A. and the Company dated June 21, 2016 (incorporated by reference to Exhibit (a)(5)(H) to the Company’s Amendment No. 3 to the Solicitation/Recommendation Statement on Schedule 14D-9, filed on June 21, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: June 21, 2016
	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among the Company, Grupo Ferrer Internacional, S.A. and Ferrer Pharma Inc. dated as of May 9, 2016 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on May 10, 2016).

3.1	Restated Certificate of Incorporation of Alexza Pharmaceuticals, Inc. and Certificates of Amendment thereto (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 to the Registration Statement on Form S-3 filed by the Company on June 26, 2012).

3.2	Amended and Restated Bylaws of Alexza Pharmaceuticals, Inc.

99.1	Joint Press Release of Grupo Ferrer Internacional, S.A. and the Company dated June 21, 2016 (incorporated by reference to Exhibit (a)(5)(H) to the Company’s Amendment No. 3 to the Solicitation/Recommendation Statement on Schedule 14D-9, filed on June 21, 2016).